UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 10, 2005 (March 7, 2005)

LEVEL 8 SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1433 Highway 34, Building C, Farmingdale, New Jersey 07727
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (732) 919-3150

214 Carnegie Center, Suite 303, Princeton, New Jersey 08540
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

On March 7, 2005, Mr. Ralph Martino, was elected Chairman of the Board of Directors replacing Mr. Anthony Pizi, who will remain as a director. Mr. Pizi will also continue as Chief Executive Officer and Chief Technology Officer of the Company. Mr. Martino was the former Vice President of Strategy and Marketing for IBM Global Services and has worked in various management capacities at IBM his entire working career until his retirement in 2003. Since that time, Mr. Martino has served as sales and marketing consultant to various entities. He received his B.S. in Pre-Med from the University of Notre Dame 1971, and received his MBA from the Goizueta Business School, Emory University 1973.

During 2004 and prior to his appointment to the Board of Directors, the Company entered into a series of consulting agreements with Ralph Martino. Under the terms of the agreements, the Company paid Mr. Martino a total of 466,668 shares of company common stock valued at approximately $97,000 as compensation for sales and marketing services. The agreements terminated on September 30, 2004.

Item 9.01(c) Exhibits

   99.1 Press Release issued by Level 8 Systems, Inc., dated March 9, 2005

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date: March 10, 2005                                LEVEL 8 SYSTEMS, INC.

      By:/s/ John P. Broderick
                                    John P. Broderick
Chief Operating and Financial Officer,
Corporate Secretary